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                   [LETTERHEAD OF SHOOK, HARDY & BACON L.L.P.]

                                 July 23, 1997

                                                                     Exhibit 5.1


Interstate Bakeries Corporation
12 East Armour Boulevard
Kansas City, MO 64111

Gentlemen:

          We have acted as counsel to Interstate Bakeries Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the registration statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of the shares of common stock, par value $.01 per share (the "Shares"), that are exchangeable at the option of Ralston Purina Company, a Missouri corporation, upon the maturity of the Exchangeable Notes due 2000 offered by Ralston pursuant to Ralston's registration statement on Form S-3 under the Act.

          For purposes of this opinion, we have examined and are familiar with originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of (i) the Registration Statement; (ii) the Company's Certificate of Incorporation, as amended; (iii) the Bylaws of the Company, as amended; and (iv) such other documents, corporate records and instruments as we have considered necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Based on and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that the Shares have been duly authorized by the Company and are legally issued, fully paid and nonassessable.

          We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. The opinion set forth in this letter is effective as of the date hereof. No expansion of our opinion may be made by implication or otherwise. We express no opinions other than as herein expressly set forth.

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Interstate Bakeries Corporation                      Shook, Hardy & Bacon L.L.P.
July 23, 1997
Page 2


          We hereby consent to the reference to the undersigned under the heading "Legal Matters" in the Prospectus included in the Registration Statement, and in all amendments thereto, and to the filing of this opinion by the Company as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Shook, Hardy & Bacon L.L.P.

                                        SHOOK, HARDY & BACON L.L.P.